UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 5, 2008

BIOSPECIFICS TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19879	11-3054851
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
Of Incorporation)		Identification No.)

35 Wilbur Street
Lynbrook, NY 11563
(Address of Principal Executive Office) (Zip Code)

516.593.7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 5, 2008, the Company entered into an Executive Employment Agreement (the “Agreement”) with Mr. Thomas Wegman (“Mr. Wegman”). Under the Agreement, Mr. Wegman will serve as the President and Principal Executive Officer of the Company for a two year period commencing on August 5, 2008. Upon the expiration of the initial two year term, the Agreement will run for successive one year terms until terminated by the Company or Mr. Wegman at the end of the then current term upon 90 days prior notice of the termination to the other party.

Mr. Wegman will earn a base compensation equal to $250,000 per year and will receive an automobile allowance of $350 per month, plus reimbursement of expenses incurred on the Company’s behalf. Mr. Wegman will also be eligible to receive stock options, restricted stock or other equity awards at the discretion of the Board or the Compensation Committee.

If the Company terminates Mr. Wegman’s employment without Cause (defined below) or Mr. Wegman resigns from his employment with the Company for Good Reason (defined below), then Mr. Wegman is entitled to: (i) a lump sum payment equal to (a) the average of Mr. Wegman’s annual base salary and bonuses paid by the Company to Mr. Wegman over the five (5) years prior to the time of such termination, multiplied by (b) three (3), payable not later than thirty (30) days after the date of termination; (ii) continuation of his participation in the Company’s benefit plans for 18 months following termination, at the highest level provided to Mr. Wegman during the period immediately prior to the termination and at no greater cost than the cost he was paying immediately prior to such termination; (iii) 100% of any options to purchase shares of common stock of the Company then held by Mr. Wegman, which options are then subject to vesting, shall be accelerated and become fully vested and exercisable on the date immediately preceding the effective date of such termination; and (iv) if, on the date immediately preceding the effective date of such termination, Mr. Wegman then holds shares of common stock of the Company that are subject to restrictions on transfer (“Restricted Stock”) issued to Mr. Wegman in a transaction other than pursuant to the exercise of a stock option, then, such restrictions shall expire in their entirety on the date immediately preceding the date of termination and all of such shares of common stock shall become transferable free of restriction, subject to the applicable provisions of federal and state securities laws.

If Mr. Wegman’s employment with the Company terminates voluntarily without Cause by Mr. Wegman, for Cause by the Company or due to Mr. Wegman’s death or disability, then Mr. Wegman is not entitled to any severance.

Mr. Wegman’s receipt of any severance will be subject to him signing and not revoking a customary release of claims. No severance will be paid or provided until the release becomes effective and any period to revoke the same has expired.  In addition, if Mr. Wegman engages in Specified Conduct (defined below) during the 12 month period following his termination (the “Severance Period”) or has breached any other agreement with the Company relating to nondisclosure of confidential information, in addition to other remedies available to the Company, the Company may seek disgorgement from Mr. Wegman of a sum equal to (A) the sum of all payments made by the Company to or on behalf of Mr. Wegman as severance, multiplied by (B) a fraction, the numerator of which is (1) the number of calendar months that comprise Mr. Wegman’s Severance Period, less (2) the number of calendar months elapsed from the date of Mr. Wegman’s termination of employment to the date of such breach or the first date Mr.

Wegman engages in Specified Conduct, and the denominator of which is the number of calendar months that comprise Mr. Wegman’s Severance Period.

Under the Agreement, Mr. Wegman is entitled to indemnification relating to the services performed within the scope of his duties or authority. The terms of the Secrecy Agreement previously entered by Mr. Wegman and the Company will remain in effect, however, the Agreement incorporates and supersedes the prior Change of Control Agreement entered into on June 18, 2007 between the Company and Mr. Wegman. Disputes under the Agreement are subject to arbitration, and subject to the right to obtain injunctive relief from a court.

Under the Agreement:

“Cause” means (i) a willful failure to carry out a proper directive of the Board, (ii) a willful act of gross misconduct that injures the Company, (iii) a material breach of the Agreement; (iv) a material breach of the Secrecy Agreement, (v) a willful material violation of federal or state laws which materially injures the Company, or (vi) a conviction or plea of guilty or no contest to a felony involving moral turpitude.

A termination by Mr. Wegman for “Good Reason,” means a termination within two (2) years or less following (i) a material reduction in his base salary; (ii) a material reduction in his authority, duties, or responsibilities; (iii) a material reduction in his superiors authority, duties, or responsibilities; (iv) a material reduction in the budget over which he has authority; (v) a material change in the geographic location where he must perform services; or (vi) a material breach by the Company of the Agreement.

“Specified Conduct” means (i) unauthorized disclosure of confidential information in violation of the Secrecy Agreement; (ii) engagement, directly or indirectly, in any business that is competitive with the businesses of Company at the time of Mr. Wegman’s termination (other than less than 5% ownership of a public company); (iii) Mr. Wegman’s hiring, directly or indirectly, any individual who was an employee or consultant of the Company within the six (6) month period prior to his termination of employment, or his soliciting or inducing, directly or indirectly, any such individual to terminate his or her employment or consultancy with the Company, unless such person was previously terminated by the Company; or (iv) his solicitation, directly or indirectly, of any individual who was partner, customer, or vendor of the Company within the six (6) month period prior to Mr. Wegman’s termination of employment, to terminate or otherwise limit or reduce his or her relationship with the Company.

A copy of the form of the Agreement entered into with Mr. Wegman is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.  The foregoing descriptions of the Agreement does not purport to be complete and are qualified in their entirety by reference to the full text of the agreements.

ITEM 8.01    OTHER EVENTS

On August 5, 2008, the Company’s Compensation Committee agreed to reimburse Mr. Wegman for up to $3,000 in legal fees incurred by Mr. Wegman in the negotiation of the Agreement.

 In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

10.1           Executive Employment Agreement, between Thomas L. Wegman andBioSpecifics Technologies Corp., dated August 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 8, 2008	BIOSPECIFICS TECHNOLOGIES CORP. —————————————————— (Registrant) /s/ Thomas L. Wegman
—————————————————— Thomas L. Wegman President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Employment Agreement, between Thomas L. Wegman and BioSpecifics Technologies Corp., dated August 5, 2008.